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                                                                    Exhibit 99.2

[LOGO OF AMERICAN HOME PRODUCTS]                               [LOGO OF IMMUNEX]

FOR IMMEDIATE RELEASE
American Home Products Corporation                           Immunex Corporation
Media Contact:                                               Media Contact:
Lowell Weiner                                                Tim Warner
(973) 660-5013                                               (206) 470-4193

Investor Contact:                                            Investor Contact:
Thomas Cavanagh                                              Mark Leahy
(973) 660-5706                                               (206) 389-4363

                         AHP AND IMMUNEX TAKE ACTIONS
                    TO SUPPORT CONTINUED GROWTH OF IMMUNEX

     Madison, N.J. and Seattle, WA, August 9, 2000 - American Home Products Corporation (NYSE:AHP) and Immunex Corporation (NASDAQ:IMNX) today announced a number of actions that have been taken by the two companies. These actions will support Immunex in executing its long-term growth strategy and are intended to enable AHP to monetize a portion of its highly successful investment in the biotech company while continuing to be a major participant in the future development and growth of Immunex.
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     Immunex today has filed a shelf registration statement that would allow
Immunex to sell up to 20 million shares of newly-issued Immunex common stock in a primary offering and AHP to sell up to 50 million shares of Immunex common stock in a secondary offering, market conditions permitting.

     The combined effect of the equity offering, if and when executed, is expected to reduce AHP's ownership stake in Immunex from approximately 55% to approximately 43%. If AHP's ownership falls below 45%, AHP will retain two of its three seats on the Immunex board and AHP and Immunex have agreed in such event to increase the number of independent directors from three to four.

     Key elements of the new business arrangements between AHP and Immunex include the future sale by AHP to Immunex of AHP's recently acquired biotech manufacturing facility in Rhode Island, which as previously disclosed is being retrofitted to increase manufacturing capacity of ENBREL(R) (etanercept). In addition, AHP has agreed to provide Immunex with financing guarantees to third party lenders of up to $550 million toward the cost of Immunex's proposed new research and technology center in Seattle. Finally, AHP agreed to convert its existing $450 million convertible subordinated Immunex note into Immunex

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common stock concurrently with the financing guarantees.  All existing licensing and marketing rights to ENBREL between the two companies remain unchanged.

     "We are pleased to have reached such a mutually beneficial arrangement with Immunex," said John R. Stafford, AHP's Chairman and Chief Executive Officer. "Immunex will be able to continue its growth strategy and increase its research and manufacturing capabilities, while AHP is able to realize a portion of our investment. We will continue to have a very important business relationship with Immunex and will remain its largest shareholder," added Mr. Stafford.

     "Our new arrangement with AHP increases our operational flexibility and positions Immunex very well financially for continued growth," said Ed Fritzky, Immunex chairman and CEO. "This marks an evolution in our relationship with AHP from one of a majority-owned entity to business partner."

     American Home Products Corporation is one of the world's largest research-based pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing and marketing of prescription drugs and over-the-counter medications. It is also a leader in vaccines, biotechnology and animal health care.
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     Immunex Corporation is a biopharmaceutical company dedicated to improving lives through immune system science innovations.

     The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties including, without limitation, risks associated with the inherent uncertainty of pharmaceutical research, product development, product regulatory approval and compliance, product commercialization, reliance on third party manufacturers, the impact of competitive products, patent issues and other risks or uncertainties, including those detailed from time to time in AHP's and Immunex's periodic reports, including quarterly reports on Form 10-Q and the annual report on Form 10-K, filed with the Securities and Exchange Commission. Actual results may differ from forward-looking statements.

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